As filed with the Securities and Exchange Commission on October 21, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RODMAN & RENSHAW CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	6211	84-1374481

(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

1251 Avenue of the Americas
20th floor
New York, New York 10020
(212) 356-0500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Edward Rubin
Chief Executive Officer
Rodman & Renshaw Capital Group, Inc.
1251 Avenue of the Americas
20th Floor
New York, New York 10020
(212) 356-0500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Kenneth S. Rose, Esq.
Morse, Zelnick, Rose & Lander, LLP
405 Park Avenue
Suite 1401
New York, New York 10022
(212) 838-5030
(212) 208-6809 facsimile

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement as determined by the Registrant.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to rule 462(e) under the Securities Act, check the following box. ☐

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “accelerated filer,” “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Aggregate Amount to be Registered(1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee

Primary Offering:
Common Stock (4)
Preferred Stock (4)
Debt Securities (4)
Warrants
Units
Total Primary Offering			$ 75,000,000	$4,185.00
Secondary Offering:
Common Stock	3,000,000 shares	$ 5.415	$ 16,245,000	$906.47

Total Registration Fee				$5,091.47

(1)

With regard to the securities included in the primary offering made hereby, the amount to be registered is not specified as to each class of securities to be registered pursuant to General Instruction II.D. An indeterminate aggregate initial offering price or number of shares of common stock, shares of preferred stock, debt securities, warrants and units of Rodman & Renshaw Capital Group, Inc. is being registered as may from time to time be issued at currently indeterminable prices. Securities registered hereunder may be sold separately or together with other securities registered hereunder.

With regard to the securities included in the secondary offering made hereby, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement shall be deemed to cover an indeterminate number of additional securities to be offered as a result of stock splits, stock dividends or similar transactions.

(2)

With regard to the securities included in the primary offering made hereby, the proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance of the securities registered by this registration statement. Prices, when determined, may be in U.S. dollars or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. If any debt securities or preferred stock are issued at an original issue discount, then the amount registered will include the principal or liquidation amount of such securities measured by the initial offering price thereof.

With regard to the securities included in the secondary offering made hereby, the offering price and registration fee are estimated pursuant to Rule 457(c) under the Securities Act of 1933 based upon the average high and low prices for the common stock of Rodman & Renshaw Capital Group, Inc., on October 16, 2009, as reported by the Nasdaq Global Market.

(3)

With regard to the securities included in the primary offering made hereby, estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

(4)

Including an indeterminate number of shares of common stock and preferred stock as may from time to time be issued upon conversion or exchange of debt securities or preferred stock, or upon the exercise of warrants, as the case may be.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTON 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. No securities may be sold pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS (SUBJECT TO COMPLETION)
DATED October 21, 2009

$75,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

3,000,000 Shares of Common Stock
Offered by Selling Stockholders

          From time to time, we may offer and sell shares of our common stock, shares of our preferred stock, debt securities, warrants and or units consisting of two or more of the foregoing types of securities, together or separately, in one or more offerings, at prices and on the terms that we determine at the time of the offering. The aggregate initial offering price of all the securities sold by us under this prospectus by us will not exceed $75,000,000. In addition, the selling stockholders to be named in a prospectus supplement may offer, from time to time and in one or more offerings, up to 3,000,000 shares of our common stock. We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders.

          This prospectus describes some of the general terms that may apply to these securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.

          Each time we or the selling stockholders offer securities, we or they will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of the offering. We or they may offer and sell these securities on a continuous or delayed basis. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

          You should carefully read this prospectus and any accompanying prospectus supplement, including the information incorporated by reference, prior to investing in any of our securities.

          Our common stock is quoted on The NASDAQ Global Market under the symbol “RODM”. On October 20, 2009, the last reported sale price of our common stock on The NASDAQ Global Market was $5.80.

          We do not expect our preferred stock or warrants to be listed on any securities exchange or over-the-counter market unless otherwise described in the applicable prospectus supplement.

          Investing in our securities involves a high degree of risk. See the “Risk Factors” section contained in the applicable prospectus supplement and in the documents we incorporate by reference in this prospectus to read about factors you should consider before investing in our securities.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____________, 2009

ABOUT THIS PROSPECTUS

          This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under the shelf registration process, we may, from time to time, sell shares of our common stock, shares of our preferred stock, debt securities, which may be senior, subordinated or junior subordinated, convertible or nonconvertible or exchangeable, the obligations of which may or may not be secured, warrants and/or units consisting of a combination of these securities, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate initial offering price of up to $75,000,000, and the selling stockholders to be named in a prospectus supplement may offer, from time to time in one or more offerings, up to an aggregate of 3,000,000 shares of our common stock.

          This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. Any prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into the prospectus, includes all material information relating to this offering. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find More Information” before buying securities in this offering.

          You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any documents we incorporate by reference is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospectus may have changed since those dates. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

          This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

          This prospectus contains and incorporates by reference market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. We have not independently verified their data.

          In this prospectus, the terms “Rodman,” “Company,” “we,” “us,” “our” and similar terms refer to Rodman & Renshaw Capital Group, Inc., a Delaware corporation, and its consolidated subsidiaries, unless the context otherwise requires.

i

CAUTIONARY NOTICE REGARDING FORWARD LOOKING STATEMENTS

          This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect the current view about future events and financial performance based on certain assumptions. They include opinions, forecasts, projections, assumptions, guidance, expectations, beliefs or other statements that are not statements of historical fact. In some cases, forward-looking statements can be identified by words such as “may,” “can,” “will,” “should,” “could,” “expects,” “hopes,” “believes,” “plans,” “anticipates,” “estimates,” “predicts,” “projects,” “potential,” “intends,” “approximates” or the negative or other variation of such terms and other comparable expressions. Forward-looking statements in this prospectus may include statements about:

•	future financial and operating results, including projections of revenues, income, expenditures, cash balances and other financial items;

•	our capital requirements and the need for additional financing;

•	our ability to secure new client engagements;

•	our ability to successfully consummate financing and merger and acquisition transactions on behalf of our clients;

•	our ability to execute our growth, expansion and acquisition strategies;

•	the outcome of various regulatory and legal proceedings in which we are currently involved;

•	the performance of any of our financial products and their potential to generate revenues;

•	development of new financial products;

•	current and future economic and political conditions;

•	overall industry and market performance and trends;

•	competition;

•	management’s goals and plans for future operations;

•	the impact of increased regulatory scrutiny on future operations;

•	the revenue and profit volatility stemming from our operations;

•	the performance of service providers upon which our operations rely;

•	the additional risks and uncertainties stemming from entry into new businesses;

•	our ability to protect our intellectual property rights and secure the right to use other intellectual property that we deem to be essential to the conduct of our business;

•	the impact of expanded corporate governance on the number of available business opportunities;

•	the impact of legal liability on future operations;

•	the impact of employee misconduct on future operations;

•	the increased risk of financial liability and reputational harm resulting from adverse regulatory action;

•	the impact of the Investment Company Act of 1940 on future operations; and

•	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

          The forward-looking statements in this prospectus are only predictions. Actual results could, and likely will, differ materially from these forward-looking statements for many reasons, including the risks described under “Risk Factors” and elsewhere in this prospectus. No assurances about future results, performance or achievements can be made. These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

ii

PROSPECTUS SUMMARY

          This summary highlights key aspects of the offering and does not contain all of the information you should consider before investing in our securities. You should read this entire prospectus carefully, including “Risk Factors” and our consolidated financial statements and accompanying notes included elsewhere in this prospectus, before making an investment decision. Unless otherwise indicated, the information contained in this prospectus does not take into account the issuance of any common stock upon exercise of warrants or stock options.

Overview

          We are a full-service investment bank dedicated to providing corporate finance, strategic advisory and related services to public and private companies across multiple sectors and regions. The sectors that we currently serve include life science/healthcare, energy, metals/mining, financial services and cleantech, and the regions we currently serve include the United States and China. Our primary product and service offerings include financing transactions, including private placements and public offerings. We also provide research and sales and trading services to institutional investors. We are the leader in the PIPE (private investment in public equity) and RD (registered direct offering) transaction markets. We have been ranked the #1 Placement Agent in terms of the aggregate number of PIPE and RD financing transactions completed every year since 2005 and in 2009 year-to-date.

CORPORATE INFORMATION

          Our principal executive office is located at 1251 Avenue of Americas, 20th Floor, New York, New York 10020, and our telephone number is (212) 356-0500. We also have offices in Houston, Texas, and Calgary, Alberta, Canada. Our corporate website address is www.rodm.com. Information contained on our website is not incorporated by reference into this report and you should not consider information contained on, or accessible through, our website as part of this report.

RISK FACTORS

          Investment in our securities involves risks. Prior to making a decision about investing in our securities, you should consider carefully the factors discussed under “Item 1A. Risk Factors” contained in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports filed on Form 10-Q, all of which are incorporated by reference, as well as other information contained or incorporated by reference in this prospectus and any prospectus supplement and any other risk factors set forth in our other filings with the SEC. Each of these risks could adversely affect our business, operating results and financial condition, which may result in the loss of all or part of your investment. See “Where You Can Find More Information” beginning on page 16 of this prospectus.

USE OF PROCEEDS

          We intend to use the net proceeds from the sale of securities by us for working capital and general corporate purposes, unless we state otherwise in a prospectus supplement. We may temporarily invest funds that we do not immediately use in short- and medium-term marketable securities.

SELLING STOCKHOLDERS

          This prospectus also relates to the possible sale of shares of our common stock by certain of our stockholders. The following table sets forth information regarding beneficial ownership of our common stock as of October 15, 2009 by the selling stockholders. Unless otherwise indicated in the footnotes to this table, based on information furnished by such stockholders, each selling stockholder named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

	Common Stock Beneficially Owned Before this Offering		Common Stock To Be Offered	Common Stock Beneficially Owned After this Offering

Name and Address(1)	Shares	Percent(2)		Shares	Percent(2)

John J. Borer III(3)	2,444,083	6.8%	250,000	2,194,083	6.1%
Paul Revere, LLC(4)	12,711,683	35.4%	2,750,000	9,961,683	27.7%

(1)	Unless indicated otherwise, all addresses are c/o Rodman & Renshaw Capital Group, Inc., 1251 Avenue of the Americas, 20th Floor, New York, New York 10020.

(2)	Based on the 35,918,222 shares outstanding before and after the offering.

(3)	Mr. Borer is a Senior Managing Director and Head of Investment Banking of Rodman & Renshaw, LLC, our broker-dealer subsidiary and a member of our Board of directors.

(4)

The members of Paul Revere, LLC are the ARF Trust (two-thirds) and Edward Rubin and a trust for the benefit of Mr. Rubin’s children (collectively one-third). The beneficiaries of ARF Trust are the wife and children of Michael Vasinkevich. Edward Rubin is the sole trustee of the ARF Trust. Mr. Rubin has sole voting and disposition rights over all of the shares owned by Paul Revere, LLC. Mr. Rubin is our Chief Executive Officer and President and a member of our Board of Directors and Mr. Vasinkevich is our Vice Chairman and a member of our Board of Directors.

          The shares of common stock to be sold by the selling stockholders were acquired in one or more transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof relating to transactions by an issuer not involving a public offering.

DESCRIPTION OF CAPITAL STOCK

          The following is a summary description of our capital stock. It does not purport to be complete and is subject to, and is qualified in its entirety by, the provisions of our certificate of incorporation and bylaws, forms of which have previously been filed and are incorporated by reference into this prospectus, and by the applicable provisions of Delaware law.

General Matters

          Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. As of the date of this prospectus, we had 35,918,222 shares of common stock issued and outstanding and no shares of preferred stock issued or outstanding.

          Common Stock

          Voting. Holders of common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders, including the election of directors, and do not have any right to cumulate votes in the election of directors.

          Dividends. Subject to the rights and preferences of the holders of any series of preferred stock which may at the time be outstanding, holders of common stock are entitled to receive ratably such dividends as the Board from time to time may declare out of funds legally available therefor.

          Liquidation Rights. In the event of any liquidation, dissolution or winding-up of our affairs, after payment of all of our debts and liabilities and subject to the rights and preferences of the holders of any outstanding shares of any series of our preferred stock, the holders of common stock will be entitled to share ratably in the distribution of any of our remaining assets.

          Other Matters. Holders of common stock have no conversion, preemptive or other subscription rights and there are no redemption rights or sinking fund provisions with respect to the common stock.

          Preferred Stock

          Our Board of Directors may authorize the issuance of preferred stock in one or more series and may determine, with respect to any such series, the powers, preferences and rights of such series, and its qualifications, limitations and restrictions.

          The prospectus supplement relating to any series of preferred stock that we may offer will contain the specific terms of the preferred stock. These terms may include the following:

•	the title of the series and the number of shares in the series;

•	the price at which the preferred stock will be offered;

•

the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or non-cumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;

•	the voting rights, if any, of the holders of shares of the preferred stock being offered;

•	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered;

•	the liquidation preference per share;

•

the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

•

the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

•	any listing of the preferred stock being offered on any securities exchange;

•	whether interests in the shares of the series will be represented by depositary shares;

•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock being offered;

•	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•

any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•	information with respect to book-entry procedures, if any; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the series.

          Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full, and we may not require them to pay additional funds. Holders of preferred stock will not have any preemptive rights.

          The terms of any class or series of preferred stock we offer will be set forth in a certificate of designations and summarized in the applicable prospectus supplement. The description in the applicable prospectus supplement of any class or series of preferred stock we offer will not necessarily be complete and will be qualified in its entirety by reference to our certificate of incorporation, any applicable certificate of designations (which will be filed with the SEC if we offer preferred stock) and our by-laws. For more information on how you can obtain copies of our certificate of incorporation, any applicable certificate of designations and our by-laws, see “Where You Can Find More Information” beginning on page 19 of this prospectus. We urge you to read our certificate of incorporation and by-laws, any applicable certificate of designations and any applicable prospectus supplement in their entirety.

Anti-Takeover Effects of Delaware Law

          We are subject to the provisions of Section 203 of the Delaware General Corporation Law, or DGCL, regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	prior to that date, the Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or after the date the business combination is approved by the Board and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

          Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling, controlled by, or under common control with any of these entities or persons. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Limitation of Liability and Indemnification Matters

          We have adopted provisions in our certificate of incorporation that limit or eliminate the personal liability of our directors to the maximum extent permitted by the DGCL. The DGCL expressly permits a corporation to provide that its directors will not be liable for monetary damages for a breach of their fiduciary duties as directors, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL (relating to unlawful stock repurchases, redemptions or other distributions or payment of dividends); or

•	for any transaction from which the director derived an improper personal benefit.

          These limitations of liability do not generally affect the availability of equitable remedies such as injunctive relief or rescission. Our certificate of incorporation and bylaws also authorize us to indemnify our officers, directors, employees and other agents to the fullest extent permitted under the DGCL and we may advance expenses to our directors, officers, employees and other agents in connection with a legal proceeding, subject to limited exceptions.

          As permitted by the DGCL, our certificate of incorporation and bylaws provide that:

•

we must indemnify the members of the Board and officers to the fullest extent permitted by the DGCL and advance expenses to the members of the Board and officers in connection with a legal proceeding, subject to limited exceptions; and

•

we may purchase and maintain insurance on behalf of the current or former members of the Board, officers, employees or agents against any liability asserted against them and incurred by them in any such capacity, or arising out of their status as such.

          At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification by us is sought, nor are we aware of any threatened litigation or proceeding that may result in a claim for indemnification.

          We have entered into an agreement that provides indemnification to our directors, officers and all other persons requested or authorized by the Board to take actions on behalf of us for all losses, damages, costs and expenses incurred by the indemnified person arising out of such person’s service in such capacity, subject to limitations imposed by Delaware law. This agreement is in addition to our indemnification obligations under our bylaws described above.

Listing

          Our common stock is listed on the NASDAQ Global Market and trades under the symbol “RODM.”

Transfer Agent and Registrar

          The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc., 3200 Cherry Creek South Drive, Suite 430, Denver, Colorado 80209.

DESCRIPTION OF DEBT SECURITIES

          We may offer secured or unsecured debt securities, which may be senior, subordinated or junior subordinated, and which may be convertible or exchangeable. We may issue debt securities in one or more series. As of the date of this prospectus, we have no debt securities issued and outstanding.

          The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement. If we offer senior debt securities, we will issue them under a senior indenture. If we issue subordinated debt securities, we will issue them under a subordinated indenture. If we offer junior subordinated securities, we will issue them under a junior subordinated indenture. A form of each indenture will be filed as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the applicable indenture, any related securities documents and those made a part of the applicable indenture by the Trust Indenture Act of 1939. You should read the summary below, the applicable prospectus supplement and the provisions of the applicable indenture and any related security documents, if any, in their entirety before investing in our debt securities.

          The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title and aggregate principal amount of the debt securities;

•	whether the debt securities will be senior, subordinated or junior subordinated;

•	whether the obligations evidenced by such debt securities will be secured or unsecured;

•	the specific indenture under which the debt securities will be issued;

•	applicable subordination provisions, if any;

•	whether the debt securities are convertible or exchangeable into other securities;

•	the percentage or percentages of principal amount at which such debt securities will be issued;

•	the interest rate(s) or the method for determining the interest rate(s);

•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	the maturity date;

•	redemption or early repayment provisions;

•	authorized denominations;

•	form;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	whether such debt securities will be issued in whole or in part in the form of one or more global securities;

•	the identity of the depositary for global securities;

•

whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•

the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination, security and release of the guarantees), if any;

•	any applicable subordination provisions for any subordinated debt securities;

•	any restriction or condition on the transferability of the debt securities;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which the purchaser of the debt securities can select the payment currency;

•	the securities exchange(s) on which the securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the securities;

•	the extent to which a secondary market for the securities is expected to develop;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	provisions relating to covenant defeasance and legal defeasance;

•	provisions relating to satisfaction and discharge of the indenture;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

•	additional terms not inconsistent with the provisions of the indenture.

General

          We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture. In addition, we will describe in the applicable prospectus supplement, material U.S. federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

          We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Governing Law

          The indentures will be governed by, and construed in accordance with, the laws of the State of New York.

Global Securities

          Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

          We may issue warrants for the purchase of common stock, preferred stock or debt securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under one or more warrant agreements to be entered into between us and a warrant agent to be named in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

          The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

          Each warrant will entitle the holder of the warrant to purchase the amount of common stock, preferred stock or debt securities at the exercise price stated or determinable in the applicable prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the common stock, preferred stock or debt securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

          The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. We urge you to read the applicable warrant certificate, the applicable warrant agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

          We may issue units that consist of common stock, preferred stock, debt securities and/or warrants issued by us as specified in the applicable prospectus supplement. The price per unit and the number of type of securities included therein as well as the other terms relating to the purchase of the units and the rights of the holders of the units will also be specified in the applicable prospectus supplement. The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit, which will be filed as an exhibit to the registration statement of which this prospectus forms a part. We urge you to read the applicable purchase contract or applicable purchase unit and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION

We and/or the selling stockholders may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to one or more purchasers;

•	through agents;

•	to or through underwriters, brokers or dealers;

•	through a combination of any of these methods.

          A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we and/or a selling stockholder may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We, and/or a selling stockholder, may also enter into hedging transactions. For example, we, and/or a selling stockholder, may:

•

enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us or them to close out its short positions;

•	sell securities short and redeliver such shares to close out our or their short positions;

•

enter into option or other types of transactions that require us or them to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•

loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

Any selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of common stock covered by this prospectus.

          We or the selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or such selling stockholders, as applicable, or borrowed from us, such selling stockholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or selling stockholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or the selling stockholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or the securities of such selling stockholders, as applicable, or in connection with a concurrent offering of other securities.

          Shares of common stock may also be exchanged for satisfaction of the selling stockholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.

A prospectus supplement with respect to each offering of securities, whether by us and/or a selling stockholder, will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds we or a selling stockholder will receive from the sale;

•	the method of distribution of the securities and any delayed delivery arrangements;

•	any underwriting discounts, commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any offering expenses;

•	any over-allotment option under which underwriters may purchase additional securities;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchange or markets on which the securities may be listed;

•	the terms of any agreement, arrangement or understanding entered into with underwriters, brokers or dealers; and

•	any other information we think is important.

          The offer and sale of the securities described in this prospectus by us, selling stockholders, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale in an at-the-market offering under Rule 415(a)(4);

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

          The selling stockholders might not sell any shares of common stock under this prospectus. In addition, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this prospectus.

General

          Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us, and/or a selling stockholder, and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We, and/or a selling stockholder, will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.

Underwriters and Agents

          If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We, and/or a selling stockholder, may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement.

          Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we, and/or a selling stockholder, will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

          We, and/or a selling stockholder, may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us, and/or a selling stockholder. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

Dealers

          We, or a selling stockholder, may sell the offered securities to dealers as principals. We, or a selling stockholder, may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

          We, or a selling stockholder, may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

          We, or a selling stockholder, may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. Institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The applicable prospectus supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

Indemnification; Other Relationships

          We, or a selling stockholder, may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

          There is currently no market for any of the offered securities other than the common stock, which is listed on the NASDAQ Global Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock or warrants on any securities exchange; any such listing with respect to any particular debt securities, preferred stock or warrants will be described in the applicable prospectus supplement.

          In connection with any offering of common stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

          In connection with any underwritten offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

          In compliance with the guidelines of the Financial Industry Regulatory Authority (the “FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

          We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In accordance with the Exchange Act, we file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by us are available to the public free of charge at www.sec.gov. Copies of certain information filed by use with the SEC are also available on our website at www.rodm.com. You may also read and copy any document we file at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330.

          Because our common stock is listed on The NASDAQ Global Market, you may also inspect such reports, proxy statements and other information concerning us at the offices of The NASDAQ Stock Market, 1735 K Street, N.W., Washington, D.C. 20006.

          This prospectus is part of a registration statement that we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          SEC rules allow us to “incorporate by reference” into this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on March 12, 2009 and amended on Form 10-K/A, filed on April 11, 2009;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009, filed on May 14, 2009;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009, filed on August 12, 2009; and

•

the description of our capital stock contained in our Registration Statement on Form 8-A12B filed with the SEC on October 10, 2007, including any amendment or reports filed for the purpose of updating that description.

          Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

          You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

David J. Horin
Chief Financial Officer
Rodman & Renshaw Capital Group, Inc.
1251 Avenue of the Americas, 20th Floor
New York, New York 10020
(212) 356-0500

LEGAL MATTERS

                    The validity of the securities offered by this prospectus will be passed upon for us by Morse, Zelnick, Rose & Lander, LLP, New York, New York. A member of the firm owns 14,922 shares of our common stock.

EXPERTS

          KPMG LLP, an independent registered public accounting firm, audited our consolidated financial statements as of and for the year ended December 31, 2008 as set forth in their report dated March 11, 2009. Marcum LLP (formerly, Marcum & Kliegman LLP), an independent registered public accounting firm, audited our consolidated financial statements as of December 31, 2007 and for each of the years in the two year period ending December 31, 2007 as set forth in their report dated March 14, 2008. We have incorporated these consolidated financial statements by reference into this prospectus and in the registration statement of which this prospectus is a part in reliance on KPMG LLP’s and Marcum LLP’s reports, given their authority as experts in accounting and auditing.

$75,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

3,000,000 Shares of Common Stock
Offered by Selling Stockholders

PROSPECTUS

______ __, 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

          The following is an estimate of the fees and expenses, other than underwriting commissions and expenses, payable or reimbursable in connection with this issuance and the sale of the securities covered by this Registration Statement. All of these fees and expenses will be paid by Rodman.

SEC registration fee	$5,092
FINRA filing fee	$10,000	*
Transfer Agent fees	$5,000	*
Trustee fees	$10,000	*
Printing expenses	$25,000	*
Accounting fees and expenses	$50,000	*
Legal fees and expenses	$75,000	*
Miscellaneous other expenses	$19,908	*

Total	$200,000	*

* Estimated

Item 15. Indemnification of Directors and Officers

          Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that none of our directors shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as director, notwithstanding any provision of law imposing such liability, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

          Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          Our certificate of incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he is or was, or has agreed to become, a director or officer of ours, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. Our certificate of incorporation provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer of ours, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee or, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

          We entered into indemnification agreements with each of our directors and executive officers. These indemnification agreements may require us, among other things, to indemnify our directors and executive officers for some expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of his service as one of our directors or executive officers, or any other company or enterprise to which the person provides services at our request.

          We maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

          In any underwriting agreement we enter into in connection with the sale of securities being registered hereby, the underwriters may agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us with the meaning of the Securities Act against certain liabilities.

Item 16. Exhibits and Financial Statement Schedules.

          A list of exhibits filed with this registration statement is contained in the exhibit index, which is incorporated herein by reference.

Item 17. Undertakings

          The undersigned Registrant hereby undertakes:

          (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. (Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.)

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement or are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the undersigned Registrant relies on Rule 430B:

          (A)Each prospectus filed by the undersigned Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

          (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x), for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or

          (ii) If the undersigned Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of this Registration Statement, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

          (5) That, for the purpose of determining liability of the undersigned Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

          (b) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) The undersigned hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

          (d)(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on October 21, 2009.

RODMAN & RENSHAW CAPITAL GROUP, INC.

By:	/s/ Edward Rubin

Edward Rubin,
Chief Executive Officer

ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward Rubin and David J. Horin and each of them his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act, as amended, the following persons have signed this Registration Statement in the capacities indicated on the date set forth above.

Signature	Title	Date

/s/ EDWARD RUBIN	Chief Executive Officer (Principal Executive Officer) and Director	October 21, 2009

Edward Rubin

/s/ DAVID J. HORIN	Chief Financial Officer (Principal Accounting Officer)	October 21, 2009

David J. Horin

/s/ WESLEY K. CLARK	Chairman	October 21, 2009

Wesley K. Clark

/s/ MICHAEL VASINKEVICH	Vice Chairman	October 21, 2009

Michael Vasinkevich

/s/ JOHN J. BORER III	Director	October 21, 2009

John J. Borer III

/s/ SAM DRYDEN	Director	October 21, 2009

Sam Dryden

/s/ RICHARD COHEN	Director	October 21, 2009

Richard Cohen

/s/ MARVIN I. HAAS	Director	October 21, 2009

Marvin I. Haas

/s/ WINSTON CHURCHILL	Director	October 21, 2009

Winston Churchill

/s/ PETER F. DRAKE	Director	October 21, 2009

Peter F. Drake

/s/ MARK L. FRIEDMAN	Director	October 21, 2009

Mark L. Friedman

EXHIBIT INDEX

Exhibit No.		Description

1.1		Form of Underwriting Agreement for Equity Securities*

1.2		Form of Underwriting Agreement for Debt Securities*

1.3		Form of Underwriting Agreement for Warrants*

1.1	1	Form of Underwriting Agreement for Units*

3.1	(a)	Certificate of Incorporation(1)

3.1	(b)	Amendment to Certificate of Incorporation(2)

3.2		Bylaws(1)

4.1		Specimen stock certificate(2)

4.2		Form of Enthrust Common Stock Purchase Warrant(3)

4.3		Registration Rights Agreement dated July 10, 2007(3)

4.4		Form of Senior Debt Indenture**

4.5		Form of Subordinated Debt Indenture**

4.6		Form of Junior Subordinated Debt Indenture**

5.1		Form of Opinion of Morse, Zelnick, Rose & Lander, LLP

21.1		Subsidiaries(4)

23.1		Consent of KPMG LLP

23.2		Consent of Marcum LLP

23.3		Consent of Morse, Zelnick, Rose & Lander, LLP (included in Exhibit 5.1)

24.1		Power of Attorney (included on signature page of this Part II)

25.1		Statement of Eligibility and Qualification on Form T-1 of the Trustee under the Senior Debt Indenture**

25.2		Statement of Eligibility and Qualification on Form T-1 of the Trustee under the Subordinated Debt Indenture**

25.3		Statement of Eligibility and Qualification on Form T-1 of the Trustee under the Junior Subordinated Debt Indenture**

*	To be filed, if necessary, by a pre- or post-effective amendment to the registration statement or as an exhibit to a document incorporated by reference herein.

**	To be filed, if necessary, by a pre-effective amendment to the registration statement or as an exhibit to a document incorporated by reference herein.

(1)	Filed as an exhibit to our Current Report on Form 8-K filed on January 22, 2007 and incorporated herein by reference.

(2)	Filed as an exhibit to Amendment #1 to our Registration Statement on Form S-1 (SEC No. 333-144684) on September 20, 2007 and incorporated herein by reference.

(3)	Filed as an exhibit to our Current Report on Form 8-K dated July 11, 2007 and incorporated herein by reference.

(4)	Filed as an exhibit to our Annual Report on Form 10-K dated March 11, 2009 and incorporated herein by reference.